Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com
Public Relations Contact
Dan Berthiaume
Adobe
408-536-2584
dberthia@adobe.com

FOR IMMEDIATE RELEASE
Adobe Reports Record Revenue
Strong Adoption of Cloud Solutions Drives 20 Percent Year-over-year Revenue Growth

SAN JOSE, Calif. - June 21, 2016 - Adobe (Nasdaq:ADBE) today reported financial results for its second quarter fiscal year 2016 ended June 3, 2016.

Second Quarter Financial Highlights

•	Adobe achieved record quarterly revenue of $1.40 billion, representing year-over-year growth of 20 percent.

•	Diluted earnings per share were $0.48 on a GAAP-basis, and $0.71 on a non-GAAP basis.

•	Digital Media segment revenue grew by 26 percent year-over-year to a record $943 million, with Creative revenue growing 37 percent year-over-year to a record $755 million.

•	Strong Creative Cloud and Document Cloud adoption drove Digital Media Annualized Recurring Revenue (“ARR”) to $3.41 billion exiting the quarter, a quarter-over-quarter increase of $285 million.

•	Adobe Marketing Cloud achieved record revenue of $385 million that represents year-over-year growth of 18 percent.

•	Year-over-year operating income grew 78 percent and net income grew 66 percent on a GAAP-basis; operating income grew 45 percent and net income grew 48 percent on a non-GAAP basis.

•	Cash flow from operations was $489 million, and deferred revenue grew to $1.68 billion.

•	The company repurchased approximately 2.2 million shares during the quarter, returning $205 million of cash to stockholders.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Executive Quotes
“Adobe's cloud solutions are powering digital transformation at the world's biggest brands, educational institutions and government agencies,” said Shantanu Narayen, Adobe president and chief executive officer. “Our record revenue reflects our market leadership and the exploding demand for digital experience solutions.”
“Record revenue with strong profit and cash flow highlight our second quarter results,” said Mark Garrett, Adobe executive vice president and chief financial officer. “Based on our first half performance and momentum, we’re on track to meet or exceed all of our annual fiscal year 2016 targets.”

Adobe to Webcast Earnings Conference Call
Adobe will webcast its second quarter fiscal year 2016 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides, financial targets and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to product adoption and innovation, business momentum, revenue, profit, annualized recurring revenue, bookings, earnings per share and operating cash flow, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and offer products and services that meet customer requirements, introduction of new products, services and business models by competitors, failure to successfully manage transitions to new business models and markets, risks associated with the timing of revenue recognition, uncertainty in economic conditions and the financial markets, risks associated with our cloud strategy, fluctuations in subscription renewal rates, risks associated with cyber-attacks and information security, potential interruptions or delays in hosted services provided by us or third parties, and failure to realize the anticipated benefits of past or future acquisitions. For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2015 ended Nov. 27, 2015, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2016.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended June 3, 2016, which Adobe expects to file in June 2016.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.

About Adobe Systems Incorporated

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2016 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo and Creative Cloud are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Six Months Ended
	June 3, 2016	May 29, 2015	June 3, 2016	May 29, 2015
Revenue:
Subscription	$1,083,708	$773,963	$2,153,958	$1,487,405
Product	196,500	274,538	397,612	565,312
Services and support	118,501	113,657	230,474	218,622
Total revenue	1,398,709	1,162,158	2,782,044	2,271,339

Cost of revenue:
Subscription	115,399	103,694	222,674	199,221
Product	15,756	21,467	36,055	41,170
Services and support	70,924	60,012	141,922	111,580
Total cost of revenue	202,079	185,173	400,651	351,971

Gross profit	1,196,630	976,985	2,381,393	1,919,368

Operating expenses:
Research and development	232,484	208,047	469,688	423,556
Sales and marketing	462,789	426,998	937,680	819,739
General and administrative	138,596	130,208	285,531	275,289
Restructuring and other charges	(466)	34	(885)	1,789
Amortization of purchased intangibles	18,988	18,081	37,382	32,353
Total operating expenses	852,391	783,368	1,729,396	1,552,726

Operating income	344,239	193,617	651,997	366,642

Non-operating income (expense):
Interest and other income (expense), net	6,083	3,739	10,270	7,077
Interest expense	(17,174)	(16,605)	(35,643)	(31,150)
Investment gains (losses), net	(3,318)	223	(4,487)	1,653
Total non-operating income (expense), net	(14,409)	(12,643)	(29,860)	(22,420)
Income before income taxes	329,830	180,974	622,137	344,222
Provision for income taxes	85,756	33,481	123,756	111,841
Net income	$244,074	$147,493	$498,381	$232,381
Basic net income per share	$0.49	$0.30	$1.00	$0.47
Shares used to compute basic net income per share	499,974	499,290	499,534	499,022
Diluted net income per share	$0.48	$0.29	$0.99	$0.46
Shares used to compute diluted net income per share	504,725	505,582	505,666	507,061

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	June 3, 2016	November 27, 2015
ASSETS

Current assets:
Cash and cash equivalents	$886,379	$876,560
Short-term investments	3,432,029	3,111,524
Trade receivables, net of allowances for doubtful accounts of $5,723 and $7,293, respectively	666,736	672,006
Prepaid expenses and other current assets	253,420	161,802
Total current assets	5,238,564	4,821,892

Property and equipment, net	796,077	787,421
Goodwill	5,444,556	5,366,881
Purchased and other intangibles, net	494,193	510,007
Investment in lease receivable	80,439	80,439
Other assets	162,954	159,832
Total assets	$12,216,783	$11,726,472

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade payables	$75,582	$93,307
Accrued expenses	661,013	679,884
Income taxes payable	15,774	6,165
Deferred revenue	1,633,221	1,434,200
Total current liabilities	2,385,590	2,213,556

Long-term liabilities:
Debt	1,918,389	1,907,231
Deferred revenue	48,411	51,094
Income taxes payable	273,221	256,129
Deferred income taxes	245,611	208,209
Other liabilities	96,950	88,673
Total liabilities	4,968,172	4,724,892

Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	4,428,270	4,184,883
Retained earnings	7,444,115	7,253,431
Accumulated other comprehensive income (loss)	(133,047)	(169,080)
Treasury stock, at cost (101,862 and 103,025 shares, respectively), net of reissuances	(4,490,788)	(4,267,715)
Total stockholders' equity	7,248,611	7,001,580
Total liabilities and stockholders' equity	$12,216,783	$11,726,472

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	June 3, 2016	May 29, 2015
Cash flows from operating activities:
Net income	$244,074	$147,493
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	84,461	85,929
Stock-based compensation expense	85,570	84,649
Unrealized investment losses (gains), net	3,340	(276)
Changes in deferred revenue	68,356	44,772
Changes in other operating assets and liabilities	2,914	108,917
Net cash provided by operating activities	488,715	471,484

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	(148,797)	3,541
Purchases of property and equipment	(53,759)	(35,730)
Purchases and sales of long-term investments, intangibles and other assets, net	(522)	(1,083)
Acquisitions, net of cash	(48,427)	(5,637)
Net cash used for investing activities	(251,505)	(38,909)

Cash flows from financing activities:
Purchases of treasury stock	(225,000)	(200,000)
Proceeds from (cost of) issuance of treasury stock, net	(6,297)	2,911
Repayment of capital lease obligations	(21)	—
Debt issuance costs	—	(153)
Excess tax benefits from stock-based compensation	50,430	11,140
Net cash used for financing activities	(180,888)	(186,102)
Effect of exchange rate changes on cash and cash equivalents	(639)	(3,210)
Net increase in cash and cash equivalents	55,683	243,263
Cash and cash equivalents at beginning of period	830,696	712,884
Cash and cash equivalents at end of period	$886,379	$956,147

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe's GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	June 3, 2016	May 29, 2015	March 4, 2016
Operating income:

GAAP operating income	$344,239	$193,617	$307,758
Stock-based and deferred compensation expense	87,209	85,374	91,690
Restructuring and other charges	(466)	34	(419)
Amortization of purchased intangibles and technology license arrangements	32,567	40,080	36,264
Non-GAAP operating income	$463,549	$319,105	$435,293

Net income:

GAAP net income	$244,074	$147,493	$254,307
Stock-based and deferred compensation expense	87,209	85,374	91,690
Restructuring and other charges	(466)	34	(419)
Amortization of purchased intangibles and technology license arrangements	32,567	40,080	36,264
Investment (gains) losses, net	3,318	(223)	1,169
Income tax adjustments	(9,260)	(30,829)	(50,403)
Non-GAAP net income	$357,442	$241,929	$332,608

Diluted net income per share:

GAAP diluted net income per share	$0.48	$0.29	$0.50
Stock-based and deferred compensation expense	0.17	0.17	0.18
Amortization of purchased intangibles and technology license arrangements	0.06	0.08	0.07
Investment (gains) losses	0.01	—	—
Income tax adjustments	(0.01)	(0.06)	(0.09)
Non-GAAP diluted net income per share	$0.71	$0.48	$0.66

Shares used in computing diluted net income per share	504,725	505,582	505,676

Non-GAAP Results (continued)

Three Months Ended
June 3, 2016
Effective income tax rate:

GAAP effective income tax rate	26.0%
Stock-based and deferred compensation expense	(3.6)
Amortization of purchased intangibles	(1.4)
Non-GAAP effective income tax rate	21.0%

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information as well as non-GAAP measures, which may exclude items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, the related tax impact of all of these items, income tax adjustments, and the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Adobe uses these non-GAAP measures in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever such a non-GAAP measure is used, Adobe provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.